UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28397	94-3148800
(Commission File No.)	(IRS Employer Identification No.)

1120 Veterans Boulevard

South San Francisco, CA 94080 USA

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 825-7000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On August 12, 2004, Tularik Inc. (“Tularik”) held a special meeting of its stockholders to vote on the proposed merger of Tularik into Arrow Acquisition, LLC, a wholly owned subsidiary of Amgen Inc., pursuant to the Agreement and Plan of Merger, dated March 28, 2004 (the “Merger Agreement”), by and among Amgen Inc., Arrow Acquisition, LLC and Tularik. At the meeting, a majority of the outstanding shares of Tularik common stock entitled to vote were cast in favor of the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. There was no further business discussed at the special meeting. Completion of the merger is expected to occur shortly, subject to satisfaction of customary closing conditions.

This Form 8-K contains a “forward-looking” statement relating to the completion of the merger. This forward-looking statement is subject to risks and uncertainties that could delay or prevent the completion of the merger, including the satisfaction of the closing conditions set forth in the Merger Agreement. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

Dated: August 12, 2004	/s/ WILLIAM J. RIEFLIN
William J. Rieflin
Executive Vice President, Administration
Chief Financial Officer